Item 30. Exhibit (h) i. t. 1. iii.

AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT

AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

C.M. LIFE INSURANCE COMPANY

NORTHERN LIGHTS VARIABLE TRUST

VALMARK ADVISERS, INC.

AND

NORTHERN LIGHTS DISTRIBUTORS, LLC

THIS AMENDMENT, made and entered into as of the 26th day of June, 2023, amends the Fund Participation Agreement entered into as of the 9th day of October, 2020, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), C.M. LIFE INSURANCE COMPANY (“C.M. Life,” and together with MassMutual, the “Company”); NORTHERN LIGHTS VARIABLE TRUST, an open-end management investment company organized under the laws of Delaware (the “Fund”); VALMARK ADVISERS, INC. (the “Adviser”), an Ohio corporation; and NORTHERN LIGHTS DISTRIBUTORS, LLC (the “Underwriter”), a Nebraska limited liability company.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

3.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

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MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Vice President

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Stephanie Shearer
Name:	Stephanie Shearer
Title:	Secretary

NORTHERN LIGHTS DISTRIBUTORS, LLC

By:	/s/ Kevin Guerette
Name:	Kevin Guerette
Title:	President

VALMARK ADVISERS, INC.

By:	/s/ Caleb J Callanan
Name:	Caleb J Callanan
Title:	EVP / COO

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account VII
•	Massachusetts Mutual Variable Life Separate Account X

Separate Accounts of C.M. Life Insurance Company participating in Portfolios of the Fund:

•	C.M. Life Variable Life Separate Account I